      As filed with the Securities and Exchange Commission on July 22, 2002

                                                 Registration No. 333- _________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CABOT CORPORATION

             (Exact Name Of Registrant As Specified In Its Charter)
             ------------------------------------------------------

                DELAWARE                                        04-2271897
      (State or Other Jurisdiction                           (I.R.S. Employer
    of Incorporation or Organization)                       Identification No.)

      TWO SEAPORT LANE, SUITE 1300                                 02210
               BOSTON, MA                                       (ZIP CODE)
(Address of Principal Executive Offices)

                         -----------------------------

                    CABOT UK HOLDINGS LIMITED INLAND REVENUE
                     APPROVED EMPLOYEE SHARE OWNERSHIP PLAN
                            (Full Title of the Plan)

                                 Ho-il Kim, Esq.
                       Vice President and General Counsel
                                Cabot Corporation
                                Two Seaport Lane
                                   Suite 1300
                                Boston, MA 02210
                     (Name and Address of Agent for Service)
                     ---------------------------------------

                                  617-345-0100
          (Telephone Number, Including Area Code, of Agent for Service)
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
Title Of Securities To    Amount To Be       Proposed Maximum       Proposed Maximum         Amount Of
    Be Registered          Registered       Offering Price Per     Aggregate Offering     Registration Fee
                                                 Share (1)              Price (1)
----------------------------------------------------------------------------------------------------------
Common Stock,
Par Value $1.00          20,000 shares           $25.23                 $504,600              $46.42
                         -------------
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange Composite Transactions Index on July 15, 2002. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

================================================================================

                                     PART 1
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428 (b)(1).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Cabot Corporation (the "Registrant") hereby incorporates the following documents herein by reference:

     (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended September 30, 2001, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 20, 2001.

     (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to September 30, 2001.

     (c) The description of the Common Stock, $1.00 par value per share, contained in the Registrant's Registration Statement on Form 10, filed with the Commission pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

           Article Eight (j) of the Registrant's Certificate of Incorporation and Section 14 of the Registrant's by-laws provide that the Registrant shall indemnify any person who was a party, is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another company or enterprise, including service as a fiduciary of an employee benefit plan, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit or proceeding to the extent permitted from time to time under the Delaware General Corporation Law. Such indemnification shall be made as authorized in a specific case upon a determination by the Board of Directors or the stockholders of the Registrant. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent. In addition, under Article Eight (i) of the Registrant's Certificate of Incorporation no director or officer of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty, except to the extent that Delaware General

Corporation Law prohibits the elimination or limitation of liability of directors or officers for breach of fiduciary duty.

         All of the Registrant's directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit

         23.1     Consent of PricewaterhouseCoopers LLP.

         24 Power of Attorney (included on signature page of this registration statement).

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 18th day of July, 2002.


                                CABOT CORPORATION


                                By: /s/ Kennett F. Burnes
                                   ---------------------------------------------
                                    Name:  Kennett F. Burnes
                                    Title: President and Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Ho-il Kim and Jane A. Bell and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Cabot Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                     * * * *

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                                   Date
---------                     -----                                   ----

/s/ Kennett F. Burnes         Director, Chairman of the Board,        July 18, 2002
--------------------------    Chief Executive Officer and President
KENNETT F. BURNES             (Principal Executive Officer)


/s/ John A. Shaw              Executive Vice President and Chief      July 18, 2002
--------------------------    Financial Officer
JOHN A. SHAW                  (Principal Financial Officer)


/s/ Eduardo E. Cordeiro       Controller                              July 18, 2002
--------------------------    (Controller/Principal Accounting
EDUARDO E. CORDEIRO           Officer)


/s/ John G.L. Cabot           Director                                July 18, 2002
--------------------------
JOHN G.L. CABOT


/s/ John S. Clarkeson         Director                                July 18, 2002
--------------------------
JOHN S. CLARKESON

Signature                     Title                                   Date
---------                     -----                                   ----

/s/ Arthur L. Goldstein       Director                                July 18, 2002
--------------------------
ARTHUR L. GOLDSTEIN


/s/ Gautam S. Kaji            Director                                July 18, 2002
--------------------------
GAUTAM S. KAJI


/s/ Roderick C.G. MacLeod     Director                                July 18, 2002
--------------------------
RODERICK C.G. MACLEOD


/s/ John H. McArthur          Director                                July 18, 2002
--------------------------
JOHN H. MCARTHUR


/s/ John F. O'Brien           Director                                July 18, 2002
--------------------------
JOHN F. O'BRIEN


/s/ Ronaldo H. Schmitz        Director                                July 18, 2002
--------------------------
RONALDO H. SCHMITZ


/s/ Lydia W. Thomas           Director                                July 18, 2002
--------------------------
LYDIA W. THOMAS


/s/ Mark S. Wrighton          Director                                July 18, 2002
--------------------------
MARK S. WRIGHTON

                                  EXHIBIT INDEX

Number              Title of Exhibit
------              ----------------

23.1                Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney (included on signature page of this registration statement).